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                                                                    Exhibit 10.5

                    LAND USE RIGHT CONTRACT ("THE CONTRACT")

ARTICLE ONE              Parties of this Contract

Transferor:         People's Government of Fubei Town, Linchuen City, Jiangxi
                    ("Party A")
                    Address: 33, Fubei West Road, Linchuen City; Post code:344001;
                    Legal representative: Zhou DangFa; Post: Town Megistry

Transferee:         Jiangxi Jiali Chemical Industry Company Ltd ("Party B")
                    Address: 17, Qingyunfeng Road, Fuzhou City; Post code:344000;
                    Legal representative: Danny Wu;  Post: Chairman

In accordance with "Temporary Regulation for Transfer and Sale of Use Right of State-owned Land for Cities and Towns of The People's Republic of China", "Execution Rules for Transfer and Sale of Use Right of State-owned Land of Jiangxi Province" and other related laws, both parties enter into this Contract based on equal rights, willingness and consideration.

ARTICLE TWO
Based on the Land Use Right ("The Right") defined by this Contract and obtained by Party B, the party has the right to transfer, lease, mortgage and use for other economic activities based on related laws.

The rights of Party B are protected by law in relation to the use, development and operations on the Land under The Right of this Contract.

ARTICLE THREE
Total land area ("The Land") is 20.6 Mu (based on investigation and actual measurement), with land area marked on the attached drawing.

ARTICLE FOUR
The Right under this Contract is for a period of Sixty (60) years, starts July 1, 1997 and expires on June 30, 2057.

ARTICLE FIVE
Consideration for The Right of The Land is RMB Twenty Three Thousand Eight Hundred (RMB23,800) per Mu (all costs paid by Party B before obtaining Land Use Certificate).

ARTICLE SIX
Terms of payment: Party B has to pay Party A a Land Use Right deposit of RMB Seventy Five Thousand (RMB75,000) Seven (7) days after both parties have signed of this Contract; before Party B starts to move equipment onto The Land (before July 7), a further payment of RMB Two Hundred Forty Thousand (RMB240,000); the balance RMB One Hundred Seventy Five Thousand Two Hundred Eighty (RMB175,280) should be paid by Party B Fifteen (15) days after obtaining the Land Use Certificate.


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ARTICLE SEVEN
In order to protect Party B with smooth construction, Party A allows Party B to carry out construction on The Land while Party B is carrying out formality. In case there is any dispute with the local villagers, Party A is responsible to resolve.

ARTICLE EIGHT
Party A is responsible for all the processes and costs in obtaining the Land Use Certificate and ensures that Land Use Right for the Land is completed in favour of Party B.

ARTICLE NINE
Party B has to make payments to Party A in accordance with the terms of payment agreed without delay from the effective date of this Contract. Party A must obtain the Land Use Certificate Thirty (30) days after the second payment from Party B. Party B will make the balance payment only after obtaining the Land Use Certificate.

ARTICLE TEN
The Transferor has to produce legal bill of exchange (confirmed by the Land Office) on receiving payments.

ARTICLE ELEVEN
This Contract is printed with four true copies, each party holds two copies, and all copies bear the same legal status.

ARTICLE TWELVE
This Contract supercedes and replace, if any, previous agreement of the same nature.


Party: People's Government of Fubei Town, Linchuen City, Jiangxi

                                   Representative:
                                   SIGNED


Party : Jiangxi Jiali Chemical Industry Company Ltd.

                                   Representative:
                                   SIGNED

                                   July 3, 1997


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